EXHIBIT 99.1


Press Release

NewMarket Technology, Inc. Signs Contract with Fortune 100 Global Enterprise

Upcoming Latin America Trade Mission to Feature New Client

DALLAS--(BUSINESS WIRE) July 20, 2006 - NewMarket Technology, Inc. (OTCBB:NMKT) today announced a new contract with a Fortune 100 Global Enterprise. The Company will implement a knowledge management system and web based e-learning solution. The three year contract is a significant expansion with an existing client and is expected to result in a substantial increase to NewMarket's total revenue.

The new contract was signed by NewMarket's regional operation in Latin America. The client is Petroleos de Venezuela, S.A. (PDVSA), the Venezuelan state-owned petroleum company. PDVSA is one of the top suppliers of oil to the United States. Venezuela has the largest hydrocarbon reserves in the Western
Hemisphere, representing approximately half the region's reserves, which positions the country as fifth in the world in proven reserves. PDVSA production exceeds 3 million barrels a day with current capacity to expand to 4 million barrels per day. PDVSA owns Citgo and operates 14,000 retail gas stations in the US. PDVSA has forecasted US$75 billion in revenue in 2006. PDVSA invests over US$400 million a year in IT. The current contract with NewMarket is valued between US$7 and $10 million over three years.

NewMarket has operations headquartered in Venezuela and Brazil with over US$20 million in forecasted revenue in 2006. NewMarket plans to aggressively expand operations in the Latin American region. In conjunction with the Company's business development plans, NewMarket will host a Trade Mission for interested investors to learn more about NewMarket's Latin America expansion to include direct investment opportunities in the NewMarket Latin American subsidiary. The Trade Mission is scheduled for the 20th of August with a duration of 10 days. The Trade Mission delegates will visit NewMarket operations in Sao Paulo, Brazil; Santiago, Chile and Caracas Venezuela. To learn more about the Trade
Mission or future Trade Mission opportunities please contact Karin Gil at kgil@newmarkettechnology.com or (972) 386-3372 ext. 3066.

About NewMarket Technology Inc. (www.newmarkettechnology.com) NewMarket has combined a traditional systems integration and support services capacity with a specialized asset-based approach to assisting its clients with the delicate balance between maintaining legacy systems and gaining a competitive edge from the latest technology innovations. NewMarket provides certified integration and maintenance services to support the prevailing industry standard solutions. Concurrently, NewMarket continuously seeks to acquire undiscovered emerging technology assets to incorporate into an overall product portfolio carefully packaged to complement the prevailing industry standard solutions. NewMarket ranked Number 13 on the 2005 Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America. The Company has achieved three years of rapid, profitable growth from $2.3 million in revenue in 2003 to over $50 million in 2005.

"SAFE HARBOR STATEMENT"
UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.


Contact:
     NewMarket Technology, Inc.
     Rick Lutz, Investor Relations, 404-261-1196 ir@newmarkettechnology.com www.newmarkettechnology.com